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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-1, No. 333-166262, of our report dated March 26, 2010, relating to the consolidated financial statements and financial statement schedule of Maui Land & Pineapple Company, Inc. and subsidiaries and the effectiveness of Maui Land & Pineapple Company, Inc. and subsidiaries' internal control over financial reporting (which report expresses an unqualified opinion on the consolidated financial statements, supplemental schedule and internal control over financial reporting and includes explanatory paragraphs relating to the adoption of new accounting guidance impacting revenue recognition on sales of condominiums and to a going concern uncertainty), appearing in the Annual Report on Form 10-K of Maui Land & Pineapple Company, Inc. for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
June 18, 2010

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  EXHIBIT 23.2